UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     May 15, 2013

Wabash National Corporation

 (Exact name of registrant as specified in its charter)

Delaware	1-10883	52-1375208
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1000 Sagamore Parkway South, Lafayette, Indiana    47905

(Address of principal executive offices)               (Zip Code)

Registrant’s telephone number, including area code:

(765) 771-5310

Not applicable

 (Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Wabash National Corporation (“the Company”) announces that on May 30, 2013, its Board of Directors appointed Mark J. Weber, the Company’s Senior Vice President and Chief Financial Officer to the position of Senior Vice President – Group President, Diversified Products Group effective June 1, 2013. In this new role, Mr. Weber will assume primary responsibility for overseeing the operations of the Company’s Diversified Products Group and will cease to serve as the Company’s Chief Financial Officer. The Board of Directors also appointed, effective simultaneously with Mr. Weber’s appointment to his new role, Mr. Jeffery L. Taylor as the Company’s Vice President – Acting Chief Financial Officer and Treasurer. In this role, Mr. Taylor will replace Mr. Weber as the Company’s principal financial officer and principal accounting officer.

Mr. Taylor joined the company in July 2012 as its Vice President of Finance and Investor Relations. Prior to joining the Company, Mr. Taylor was with King Pharmaceuticals, Inc. from May 2006 to July 2011 as its Vice President, Finance – Technical Operations, and with Eastman Chemical Company from June 1997 to May 2006 where he served in several positions of increasing responsibility within investor relations, business development and finance, including its Global Business Controller – Coatings, Adhesives, Specialty Polymers & Inks. Mr. Taylor earned his Bachelor of Science in Chemical Engineering from Arizona State University and his Masters of Business Administration from the University of Texas at Austin.

As a result of his appointment as the Company’s Vice President – Acting Chief Financial Officer and Treasurer, Mr. Taylor will be entitled to participate in the Company’s Change in Control Policy, Executive Severance Plan, Deferred Compensation Plan and Retirement Benefit Plan, all of which are described at pages 34-36 of the Company’s proxy statement for its 2013 annual meeting filed with the Securities and Exchange Commission on Schedule 14A on April 5, 2013, which descriptions are incorporated by reference in this report.  Effective June 1, 2013, Mr. Taylor’s annual salary is $225,000 and he is eligible for an award in 2013 of up to 45% of his prorated annual salary under the Company’s annual short term incentive plan.

Additionally, the Company announces that on May 15, 2013, Mr. Timothy J. Monahan, the Company’s Senior Vice President – Human Resources and Assistant Secretary, announced that he will retire effective December 31, 2013. In anticipation of Mr. Monahan’s retirement, effective June 1, 2013, he will resign his position as an officer of the Company. On May 30, 2013, the Board of Directors appointed, effective June 1, 2013, Mr. William D. Pitchford as the Company’s new Senior Vice President – Human Resources and Assistant Secretary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WABASH NATIONAL CORPORATION

Date: May 31, 2013	By:	/s/ Mark J. Weber
Mark J. Weber Senior Vice President -- Chief Financial Officer and Treasurer